Extractive Sector Transparency Measures Act - Annual Report							Reporting Entities May Insert Their Brand/Logo here
Reporting Entity Name	Pan American Silver Corp.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	7/18/2025
Reporting Entity ESTMA Identification Number	E202619		•amended report		Report Version
2
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E547011 Lake Shore Gold Corp E314969 Yamana Gold Inc.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ignacio Couturier				Date	5/28/2024
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E547011 Lake Shore Gold Corp E314969 Yamana Gold Inc.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Argentina	The National Government of Argentina		9,150,000	-						9,150,000	Payees include: 1)Administracion Federal de Ingresos Publicos (AFIP); and 2)Administracion General de Rentas 3)Administración Gubernamental de Ingresos Públicos (AGIP)
Argentina	Province of Santa Cruz			13,620,000	120,000				6,430,000	20,170,000
Payees include:
1)Administracion Nacional de Aduanas;
2)Ente Nacional de Comunicaciones;
3)Secretaría de Estado del Ambiente y Desarrollo Sustentable;
4)Tesoreria General de la provincia de Santa Cruz; and
5)Consejo Agrario Provincial 6)

Argentina	Municipality of Buenos Aires (CABA)		390,000							390,000	Payees include: 1)Agencia Santacrucena de Ingresos Publicos (ASIP)
Argentina	Municipality of Gobernador Gregores								100,000	100,000
Bolivia, Plurinational State of	Municipality of Atocha			1,290,000						1,290,000
Bolivia, Plurinational State of	Autonomous City of Potosi			7,290,000						7,290,000
Bolivia, Plurinational State of	The National Government of Bolivia		9,080,000	8,450,000						17,530,000	Payees includes: 1)Servicio Nacional de Impuestos Internos; and 2)Corporacion Minera de Bolivia
Brazil	Government of Brazil		28,470,000	7,370,000					230,000	36,070,000	Payees include: 1)Secretaria de Receita Federal; and 2)Agencia Nacional de Mineracao 3)Instituto Brasileiro Do Meio Ambiente e Dos Recursos Naturais Renovaceis
Canada -Ontario	City of Timmins		1,220,000							1,220,000
Canada -Ontario	FLYING POST FIRST NATION			1,060,000						1,060,000
Canada -Ontario	MATACHEWAN FIRST NATION			230,000						230,000
Canada -Ontario	WAHGOSHIG FIRST NATION			230,000						230,000
Canada -Ontario	MATTAGAMI FIRST NATION			1,060,000						1,060,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E547011 Lake Shore Gold Corp E314969 Yamana Gold Inc.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Ontario	WABUN TRIBAL COUNCIL				120,000					120,000
Chile	Municipality of Santiago		-	-	220,000				-	220,000
Chile	Municipality of Alhue		-	-	570,000				-	570,000
Chile	Municipality of Antofagasta		-	-	-				810,000	810,000
Chile	Government of Chile		79,180,000	13,760,000	2,760,000				-	95,700,000	Payees include: 1)Tesoreria General de la Republica de Chile; 2)Instituto de Investigaciones y Control; And 3)Ministerio de defensa nacional
Guatemala	Municipality of San Rafael Las Flores		200,000	130,000						330,000	Payment of portion of outstanding royalties from 2017 sales, which were suspended on mutual agreement upon the operation's suspension. See note below.
Guatemala	The National Government of Guatemala		330,000							330,000	Payee includes: 1)Superintendencia de Administracion Tributaria (SAT); See note below.
Mexico	The National Government of Mexico		24,830,000	3,390,000	4,900,000					33,120,000

Payees includes:
1)Superintendencia de Administracion Tributaria (SAT);
2)CONAGUA (Comision Nacional del Agua);
3)Tesoreia de la Federacion;
4)Fondo Forestal Mexicano; And
5)Secretarìa del Medio Ambiente y Recursos Naturales (SEMARNAT).

Mexico	State of Chihuahua				1,080,000					1,080,000
Mexico	Municipality of Chalchihuites		1,000,000							1,000,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E547011 Lake Shore Gold Corp E314969 Yamana Gold Inc.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Peru	The National Government of Peru		71,040,000		2,880,000					73,920,000
Payees includes:
1)SUNAT (Superintendencia Nacional de Administracion Tributaria);
2)OSINERGMIN (Organismo Supervisor de la Inversion de Energia y Mineria);
3)OEFA (Organismo de Evaluacion y Fiscalizacion Ambiental);
4)INGEMMET (Instituto Geologico Minero y Metalurgico);
5)ANA (Autoridad Nacional del Agua); and
6)MTC (Ministerio de Transportes y Comunicaciones).

Additional Notes:

The functional currency is USD which was converted from local currency. The following are the average annual exchange rates:
BOB 6.9062; CAD 1.3497; ARS 295.6761; MXN 17.7306; PEN 3.7438; BRL 4.9935; CLP 840.67 and GTQ 7.8337.
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended December 31, 2023 of 1USD = 1.3497 CAD.
Royalty payments related to the Escobal mine (Guatemala) were postponed upon the suspension of mining operations in 2017. The 2023 payments reflect portions of outstanding balances due for pre-suspension production that we paid during the year, under amended royalty agreement which provided for improved transperancy and controls over the allocation and expenditure of the royalties.
On March 31, 2023, the Reporting Entity acquired 100% of the outstanding shares of Yamana Gold Inc. This amended report includes the payments made by Yamana Gold Inc. for the period from January 1, 2023 to December 31, 2023. For subsequent years, the payments for Yamana Gold Inc. will be incorporated into the
ESTMA report for Pan American Silver Corp.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E547011 Lake Shore Gold Corp E314969 Yamana Gold Inc.
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Argentina	Manantial Espejo Mine	2,440,000	1,040,000					100,000	3,580,000
Argentina	Argenta	200,000							200,000
Argentina	Estelar	6,020,000	12,580,000					6,430,000	25,030,000
Argentina	Suyai	260,000							260,000
Argentina	Agua Rica	140,000							140,000
Bolivia, Plurinational State of	San Vincente Mine	9,080,000	17,030,000						26,110,000
Brazil	Jacobina Mine	28,470,000	7,370,000					230,000	36,070,000
Canada -Ontario	Timmins West Mines	1,220,000	2,580,000	120,000					3,920,000
Chile	El Péñon Mine	79,180,000	11,640,000	2,630,000				810,000	94,260,000
Chile	Minera Florida Mine		2,120,000	280,000					2,400,000
Chile	La Pepa			320,000					320,000
Chile	Jeronimo			320,000					320,000
Guatemala	Escobal Mine	530,000	130,000						660,000
Mexico	Alamo Dorado Mine			430,000					430,000
Mexico	La Colorada Mine	15,140,000	1,110,000	710,000					16,960,000
Mexico	Dolores Mine	10,690,000	2,280,000	4,840,000					17,810,000
Peru	Huaron Mine	12,580,000		840,000					13,420,000
Peru	Morococha Mine	350,000		—					350,000
Peru	La Arena Mine	13,330,000		1,080,000					14,410,000
Peru	Shahuindo Mine	44,780,000		910,000					45,690,000

Additional Notes[3]:

The functional currency is USD which was converted from local currency. The following are the average annual exchange rates:
BOB 6.9062; CAD 1.3497; ARS 295.6761; MXN 17.7306; PEN 3.7438; BRL 4.9935; CLP 840.67 and GTQ 7.8337.
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended December 31, 2023 of 1USD = 1.3497 CAD.
On March 31, 2023, the Reporting Entity acquired 100% of the outstanding shares of Yamana Gold Inc. This amended report includes the payments made by Yamana Gold Inc. for the period from January 1, 2023 to December 31, 2023. For subsequent years, the payments for Yamana Gold Inc. will be incorporated into the ESTMA report for Pan American Silver Corp.